HARSCO CORPORATION

Camp Hill, Pennsylvania 17001-8888

Date:  April 26, 1993


Option Contract

Nonqualified Stock Option

M. W. Gambill
Chairman & Chief Executive Officer
Harsco Corporation
P. O. Box 8888
Camp Hill, PA  17001-8888

Dear Sir:

1. In lieu of any increase in cash salary compensation for the twelve months commencing May 1, 1993, and in order to encourage you to acquire and hold stock in Harsco Corporation (the Company), and as an incentive to you to devote extra time and effort in furtherance of its interests, the Company hereby gives and grants to you pursuant to its "1986 Stock Option Plan," dated May 1, 1986 as amended and restated (the Plan), a copy of which is annexed hereto and hereby made a part hereof, and pursuant to a resolution of the Management Development and Compensation Committee adopted April 26, 1993, and subject to the further provisions hereof and to the terms and conditions of the Plan, the right and option (the Option) to purchase up to an aggregate of Five Thousand (5,000) shares of its Common Stock for the price of Forty Dollars and Ninety-Four Cents ($40.94) per share, being not less than the Fair Market Value of the stock at the date of grant of this Option. Subject to the provisions of Section 2(b), 3, 4, 5 and 6 hereof providing for early exercise, this Option shall become exercisable in whole or from time to time in part in two equal increments of 2,500 shares each according to the following schedule and shall remain exercisable unless earlier terminated pursuant to Sections 3, 4, 5 or 6 hereof until the day before ten years from the date of grant or not later than April 25, 2003.

     Date First Exercisable        Number of Shares
     April 26, 1994                     2,500
     April 26, 1995                     2,500
     Total                              5,000

This option will not be treated as an incentive stock option within the meaning of the Internal Revenue Code.

2. (a) In order to exercise the Option you must give written notice to the Company pursuant to Section 13 of this letter stating the number of shares of Common Stock as to which the Option is being exercised and accompanied by payment in full in cash, or by bank or certified check, of the option price for all such shares. At your election you may pay the option price by delivering to the Company shares of Common Stock of the Company with a fair market value equal to the option price or by a combination of cash and shares of Common Stock. For purposes of this Section the fair market value of the Company's Common Stock shall be the closing price of the Common Stock on the composite tape or the New York Stock Exchange on the last trading day preceding the day on which notice of your exercise is received by the Company.

(b) If at any time there occurs a "change in control" of the Company in accordance with Section 9 of the Plan, then:

(i) if, at the time of such change in control, six months have elapsed since the date this Option was granted, this Option shall be exercisable in full for the remainder of its term with respect to all shares of Common Stock covered hereby on and after the date of such change in control, or

(ii) if, at the time of such change in control, fewer than six months have elapsed since the date this Option was granted, this Option shall become immediately exercisable in full for the remainder of its term with respect to all shares of Common Stock covered hereby on the first day following the end of a six month period after the date this Option was granted.

3. If you retire while in the employ of the Company or a Subsidiary and prior to the time you have fully exercised this Option you may exercise this Option within twelve months after the date your employment with the Company or a Subsidiary terminates by reason of your retirement to the extent this Option was exercisable by you on the date your employment so terminated.

4. If you become disabled while in the employ of the Company or a Subsidiary and prior to the time you have fully exercised this Option, this Option shall become immediately exercisable with respect to all shares covered by this contract and you may exercise this Option within twelve months after the date your employment with the Company or a Subsidiary terminates by reason of your disability to the extent this Option was exercisable by you on the date your employment so terminated.

5. If you die while in the employ of the Company or a Subsidiary and prior to the time you have fully exercised this Option, this Option shall become immediately exercisable with respect to all shares covered by this contract and the executor or administrator of your estate or the person to whom this Option is transferred by will or the laws of descent or distribution may exercise this Option within twelve months after the date of your death to the extent this Option was exercisable by you on the date of your death.

6. This Option shall terminate, to the extent it has not been previously exercised, three months after the termination of your employment with the Company or a Subsidiary for any reason other than your retirement, disability or death. During such three month period following your termination of employment you may exercise this Option to the extent it was exercisable by you on the date your employment terminated.

7. Your acceptance of the Option will confirm: (1) that you are familiar with the business and affairs of the Company and its subsidiaries and (2) that you understand and agree that the granting of the Option, and any action thereunder, does not involve any statements or representations of any kind by the Company as to its business, affairs, earnings or assets, or as to the tax status of the Option or the tax consequences of any exercise thereof, or otherwise. You further agree that any action at any time taken by or on behalf of the Company or a subsidiary thereof, or by its directors or any committee thereof, which might or shall at any time adversely affect you or the Option, may be freely taken, notwithstanding any such adverse effect, without your being thereby or otherwise entitled to any right or claim against the Company or any other person or party by reason thereof; provided, however, that exercise rights arising under Section 9 of the Plan due to a "change in control" shall not be abrogated.

8. The Option is personal to you and except in the event of your death is not transferable or assignable either by your act or by operation of law, and no assignee, trustee in bankruptcy, receiver or other party whomsoever shall have any right to exercise the Option or any other right with respect to the Option or to the Plan. The Option is transferable by your will or the laws of descent and distribution, and in the event of your death the person entitled thereto shall, subject to the provisions hereof and of the Plan, be entitled to exercise the Option to the same extent that you were entitled to as of the date of your death. Unless otherwise indicated by the context or otherwise required by any term hereof, references herein to "you," or in the Plan to "the Optionee," shall apply to said person entitled thereto.

9. Nothing herein is intended to or shall give you any right or status of any kind as a stockholder of the Company in respect of any shares covered by the Option or entitle you to any dividends or other distributions thereon unless and until said shares shall have been delivered to you and registered in your name.

10. Nothing herein shall confer upon you any right to be continued in the employ of the Company or a Subsidiary or shall prevent the Company or Subsidiary which employs you from terminating your employment at any time, with or without cause.

11. If and when any questions arise from time to time as to the intent, meaning or application of any one of more of the provisions hereof or of the Plan, such questions will be decided by the Management Development and Compensation Committee or such other committee of the Board as may be designated by the Board, or in the event the Company is merged into or consolidated with any other corporation, by the Board of Directors (or a Committee appointed by it) of the surviving or resulting corporation. Subject to the "change in control" provisions of Section 9 of the Plan, the decision of such Board of Directors or Committee, as the case may be, as to what is a fair and equitable settlement of each such question or as to what is a fair and proper interpretation of any provision hereof or thereof, whatever the effect of such a decision may be, beneficial or adverse, upon the Option or you, shall be conclusive and binding and you hereby agree that the Option is granted to and accepted by you subject to such condition and understanding.

12. At such time or times as you may exercise this Option, the Company may require you to represent in writing that it is your intention to acquire the shares being acquired for investment only and not with a view to distribution thereof. In such event, no shares will be issued unless and until the Company is satisfied as to the correctness of such representation.

13. Whenever any notice is to be given hereunder by you or by the Company, such notice (i) if to you, may be given by delivering the same to you personally or by sending it to you by registered or certified mail to your last address as shown on the records of the Company, and
(ii) if to the Company, may be given by delivering the same personally to its President or its Treasurer, or by sending it to the Company by registered or certified mail directed to it, at its said principal office, provided that a notice hereunder shall not be deemed given to the Company unless and until it receives the same at this said principal office.

14. Except to the extent that counsel to the Company shall render their opinion that no approval by the New York Stock Exchange is required in the premises, this Option Contract and all of the obligations of the Company in connection therewith and under the Plan shall be subject to and conditioned upon the approval by the New York Stock Exchange of a Listing Application with respect to all shares of stock of the Company (other than treasury shares) which may be issued under the Plan with respect to this particular Option Contract.

15. If the foregoing is acceptable to you, please so confirm by signing and returning the duplicate of this letter enclosed for the purpose, whereupon this letter and such confirmation, together with the Plan, shall constitute an agreement between you and the Company superseding any and all other understandings in reference to the matter herein, including among others, the stock Option hereinabove granted, and binding upon and inuring to the benefit of the Company and, unless otherwise determined as provided in the Plan, its successors and assigns, as well as yourself and, to the extent hereinabove provided, your legal representatives. In the event of a conflict between the provisions in this Option Contract and in the Plan, the provisions of the Plan shall govern and control. The laws of the Commonwealth of Pennsylvania shall control the interpretation and construction of all your rights hereunder.

HARSCO CORPORATION



By:
   Derek C. Hathaway
   President and
   Chief Operating Officer


I hereby confirm that the foregoing and the Plan annexed hereto are hereby in all respects accepted and agreed to by the undersigned as Optionee as aforesaid as of the date of this Option Contract.



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